          MORGAN STANLEY INSTITUTIONAL FUND TRUST - BALANCED PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                                                      AMOUNT OF     % OF
                                       OFFERING         TOTAL          SHARES     OFFERING  % OF FUNDS
   SECURITY      PURCHASE/   SIZE OF   PRICE OF       AMOUNT OF       PURCHASED  PURCHASED     TOTAL                       PURCHASED
   PURCHASED    TRADE DATE  OFFERING    SHARES         OFFERING        BY FUND    BY FUND     ASSETS         BROKERS         FROM
------------------------------------------------------------------------------------------------------------------------------------
    Banc of      11/09/07      --     $100.55     $817,600,000.00    375,000.00     0.04%       0.54%    Banc of America    Banc of
 America Comm                                                                                            Securities LLC,    America
   Mtg 2007                                                                                             Lehman Brothers,
  5.7451% due                                                                                            Morgan Stanley
   2/10/2051

    General      11/29/07      --     $99.195     $4,000,000,000.00  325,000.00     0.00%       0.42%     Citi, JPMorgan,    Lehman
   Electric                                                                                              Lehman Brothers,   Brothers
Company 5.250%                                                                                            Morgan Stanley
 due 12/6/2017

 United Health   02/04/08      --     $99.909000  $1,100,000,000.00    95,000       0.00%       0.12%    Banc of America   Citigroup
  Group Inc.                                                                                             Securities LLC,
   6.00% due                                                                                             Citi, JPMorgan,
   2/15/2018                                                                                              Deutsche Bank
                                                                                                         Securities, Bear
                                                                                                          Stearns & Co.
                                                                                                            Inc., Loop
                                                                                                         Capital Markets,
                                                                                                          LLC, Goldman,
                                                                                                           Sachs & Co.,
                                                                                                         Merrill Lynch &
                                                                                                           Co., Morgan
                                                                                                         Stanley, Lehman
                                                                                                          Brothers, The
                                                                                                         Williams Capital
                                                                                                           Group, L.P.

    Hewlett      02/25/08      --     $99.932000   $750,000,000.00     35,000       0.00%       0.05%    Banc of America    Banc of
  Packard Co.                                                                                            Securities LLC,    America
   5.50% due                                                                                             HSBC, JPMorgan,    Securiti
   3/1/2018                                                                                             Lehman Brothers,       es
                                                                                                          BNP PARIBAS,
                                                                                                         Morgan Stanley,
                                                                                                         Credit Suisse,
                                                                                                          RBS Greenwich
                                                                                                            Capital,
                                                                                                          Deutsche Bank
                                                                                                           Securities,
                                                                                                             SOCIETE
                                                                                                        GENERALE, Lehman
                                                                                                            Brothers

  Biogen IDEC    02/28/08      --     $99.184000   $550,000,000,00    90,000,00     0.01%       0.12%      Goldman,         Merrill
  Inc. 6.875%                                                                                              Sachs &          Lynch &
 due 3/1/2018                                                                                             Co., Banc           Co.
                                                                                                          of America
                                                                                                          Securities
                                                                                                          LLC, Citi,
                                                                                                          JPMorgan,
                                                                                                            Lehman
                                                                                                          Brothers,
                                                                                                           Merrill
                                                                                                           Lynch &
                                                                                                         Co., Morgan
                                                                                                           Stanley,
                                                                                                             UBS
                                                                                                          Investment
                                                                                                             Bank